Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2026 YEAR-END RESULTS

– Solid Fourth Quarter, Favorable Outlook;
Strong Brake-Related Product Sales Momentum within Changing Competitive Landscape –

LOS ANGELES, CA – June 8, 2026 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported financial results for its fiscal 2026 fourth quarter and year ended March 31 -- reflecting solid sales, gross profit and net income for both periods.

Fourth Quarter Highlights:

•	Net sales increased 9.9 percent to $212.3 million.

•	Gross profit increased 30.9 percent to $50.4 million.

•	Gross margin increased to 23.7 percent from 19.9 percent.

•	Operating income increased 29.4 percent to $21.1 million.

•	Net income was $9.7 million compared with net loss of $722,000 in the prior year.

•	Repurchased 286,136 shares for $3.0 million at an average share price of $10.48.

Positive Future Drivers:

•	Awarded significant new business commitments and opportunities within a changing competitive landscape.

•	Increasing utilization of brake-related capacity is expected to continue to support its margin accretion.

•	Overall operating efficiencies are expected to result in continuing operating income improvement.

Three-Month Results

Net sales for the fiscal 2026 fourth quarter increased $19.2 million, or 9.9 percent, to $212.3 million from $193.1 million in the prior year. Net sales for the quarter include $19.9 million of core revenue in connection with the realignment of inventory at certain customer distribution centers.

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Motorcar Parts of America, Inc.
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Gross profit for the fiscal 2026 fourth quarter increased $11.9 million, or 30.9 percent, to $50.4 million from $38.5 million a year earlier. Gross margin for the same period was 23.7 percent compared with 19.9 percent a year earlier.  Gross margin was impacted by non-cash expenses of 1.8 percent and one-time items of 0.3 percent as detailed in Exhibit 3.  Excluding these non-cash and certain one-time cash items, gross margin increased to 25.8 percent.

Operating income for the fiscal fourth quarter was $21.1 million compared with $16.3 million in the prior year. Operating income was impacted by non-cash expenses of $6.7 million, partially offset by one-time net benefits of $3.3 million as detailed in Exhibit 6.

Interest expense for the fiscal 2026 fourth quarter decreased by $2.3 million to $10.3 million from $12.5 million a year ago, reflecting lower utilization of accounts receivable discount programs and lower interest rates.

Net income for the fiscal 2026 fourth quarter was $9.7 million, or $0.42 per diluted share, compared with a net loss of $722,000, or $0.04 per share, for the prior year. Net income was impacted by non-cash expenses of $4.1 million, or $0.18 per diluted share, and benefited from one-time items of $2.5 million, or $0.11 per diluted share, as detailed in Exhibit 1.

“Notwithstanding some head winds in fiscal 2026, including a large customer’s ordering activity, we ended the year with a strong quarter and with significant new business commitments and opportunities which will phase in throughout fiscal 2027,” said Selwyn Joffe, chairman, president and chief executive officer.

Joffe highlighted the company’s commitment to enhancing shareholder value.  He reemphasized the company’s significant new business commitments and opportunities in North America, its focus on profitability and neutralizing working capital, and the benefits of a strong financial position.

After share repurchases of $11.4 million for fiscal 2026, the company’s revolver loan of $94.7 million less cash of $14.7 million at March 31, 2026, resulted in net bank debt of $80.0 million. The company has $22.1 million remaining to repurchase shares under its current authorized share repurchase program.  For the three years ended March 31, 2026, the company generated cash from operating activities of approximately $103.8 million.

Twelve-Month Results

Net sales for fiscal 2026 increased $32.5 million, or 4.3 percent, to $789.8 million from $757.4 million in the prior year.  Net sales for fiscal 2026 reflect $35 million of core revenue in connection with the realignment of inventory at certain customer distribution centers, and an approximately $30 million sales decrease to one of the company’s large customers.

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Motorcar Parts of America, Inc.
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Gross profit for fiscal 2026 was $159.9 million compared with $153.8 million a year earlier and gross margin for the twelve months was 20.2 percent compared with 20.3 percent a year earlier, impacted by items in Exhibit 4.

Operating income for fiscal 2026 was $65.8 million compared with $39.9 million in the prior year, reflecting the favorable foreign exchange impact of lease liabilities and forward contracts.  Operating income was impacted by non-cash expenses of $11.6 million and the benefit of one-time items of $791,000 as detailed in Exhibit 6.  Excluding these non-cash and certain one-time cash items, operating income was $76.6 million.

Interest expense decreased by $8.9 million for the twelve months to $46.7 million from $55.6 million a year ago, reflecting lower average outstanding balances under the company’s credit facility, lower utilization of accounts receivable discount programs and lower interest rates.

Net income for fiscal 2026 was $12.4 million, or $0.62 per diluted share, compared with a net loss of $19.5 million, or $0.99 per share, a year ago. Net income was impacted by non-cash expenses of $7.8 million, or $0.39 per diluted share, and benefited from one-time cash items of $593,000, or $0.03 per diluted share, as detailed in Exhibit 2.

Share Repurchase

For fiscal 2026, the company repurchased 955,608 shares for $11.4 million at an average share price of $11.88. During the fiscal 2026 fourth quarter, the company repurchased 286,136 shares for $3.0 million at an average share price of $10.48 under its current authorization program.

The company anticipates further opportunities to build shareholder value through enhanced profitability and strong cash generation.

Fiscal 2027 Guidance

Motorcar Parts of America expects net sales for the fiscal year ending March 31, 2027 to increase between 7.5 percent to 10.2 percent year-over-year growth, reflecting the exclusion of certain non-recurring items including tariff pass-throughs due to the reduction of import tariffs, and non-recurring core revenue, representing net sales of between $780 million to $800 million.  Current guidance includes new business commitments that are expected to ramp up in the second half of the fiscal year.  The timing of the ramp-up is due to customers taking advantage of liquidated inventory purchased from a previous supplier.  In addition, the company expects to add more than $100 million of additional annualized net sales by the end of fiscal 2027, which is not included in its guidance due to the uncertainty of the timing.  In summary, the company expects annualized net sales to be more than $900 million by the end of fiscal 2027.  Operating income is expected to be between $86 million and $91 million, representing between 12.3 percent and 18.8 percent year-over-year growth, and these estimates reflect the expected impact of tariffs enacted as of June 8, 2026, and do not include certain non-cash items and one-time expenses.  The company estimates depreciation and amortization will be approximately $9 million.  Based on the above, the company expects EBITDA to be between $95 million and $100 million.

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Motorcar Parts of America, Inc.
4-4-4
Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on June 8, 2026 through 8:59 p.m. Pacific time on June 15, 2026 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

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Motorcar Parts of America, Inc.
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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2026 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025

Net sales	$212,275,000	$193,105,000	$789,806,000	$757,354,000
Cost of goods sold	161,896,000	154,610,000	629,905,000	603,526,000
Gross profit	50,379,000	38,495,000	159,901,000	153,828,000
Operating expenses:
General and administrative	18,209,000	16,113,000	63,303,000	64,047,000
Sales and marketing	6,120,000	5,657,000	25,491,000	22,561,000
Research and development	3,502,000	3,521,000	14,196,000	11,405,000
Foreign exchange impact of lease liabilities and forward contracts	1,487,000	(3,074,000)	(8,924,000)	15,892,000
Total operating expenses	29,318,000	22,217,000	94,066,000	113,905,000
Operating income	21,061,000	16,278,000	65,835,000	39,923,000
Other expenses:
Interest expense, net	10,284,000	12,546,000	46,696,000	55,550,000
Change in fair value of compound net derivative liability	(1,270,000)	2,520,000	(1,130,000)	60,000
Total other expenses	9,014,000	15,066,000	45,566,000	55,610,000
Income (loss) before income tax expense	12,047,000	1,212,000	20,269,000	(15,687,000)
Income tax expense	2,323,000	1,934,000	7,875,000	3,783,000
Net income (loss)	$9,724,000	$(722,000)	$12,394,000	$(19,470,000)
Basic net income (loss) per share	$0.51	$(0.04)	$0.64	$(0.99)
Diluted net income (loss) per share	$0.42	$(0.04)	$0.62	$(0.99)
Weighted average number of shares outstanding:
Basic	19,080,145	19,519,836	19,304,105	19,685,322
Diluted	22,482,230	19,519,836	19,979,070	19,685,322

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2026	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$14,650,000	$9,429,000
Short-term investments	2,028,000	1,881,000
Accounts receivable — net	112,614,000	91,064,000
Inventory — net	380,603,000	341,209,000
Inventory unreturned	16,438,000	18,460,000
Contract assets	34,552,000	29,606,000
Income tax receivable	5,241,000	4,208,000
Prepaid expenses and other current assets	17,856,000	15,614,000
Total current assets	583,982,000	511,471,000
Plant and equipment — net	30,739,000	31,990,000
Operating lease assets	63,103,000	66,603,000
Deferred income taxes	4,039,000	4,569,000
Long-term contract assets	331,221,000	336,268,000
Goodwill	3,205,000	3,205,000
Intangible assets — net	235,000	552,000
Other assets	2,913,000	2,978,000
TOTAL ASSETS	$1,019,437,000	$957,636,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$167,229,000	$141,906,000
Accrued liabilities	33,270,000	30,211,000
Customer finished goods returns accrual	29,923,000	34,411,000
Contract liabilities	61,201,000	38,158,000
Revolving loan	94,668,000	90,787,000
Other current liabilities	4,348,000	5,570,000
Operating lease liabilities	8,957,000	9,982,000
Total current liabilities	399,596,000	351,025,000
Convertible notes, related party	38,993,000	35,207,000
Contract liabilities, less current portion	249,108,000	241,404,000
Deferred income taxes	425,000	362,000
Operating lease liabilities, less current portion	56,969,000	65,308,000
Other liabilities	8,336,000	6,631,000
Total liabilities	753,427,000	699,937,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized;18,924,818 and 19,435,706 shares issued and outstanding at March 31, 2026 and 2025, respectively	189,000	194,000
Additional paid-in capital	226,709,000	234,413,000
Retained earnings	32,427,000	20,033,000
Accumulated other comprehensive income	6,685,000	3,059,000
Total shareholders’ equity	266,010,000	257,699,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,019,437,000	$957,636,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three and twelve months ended March 31, 2026 and 2025. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended March 31, 2026 and 2025	Exhibit 1

	Three Months Ended March 31,
	2026		2025
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$9,724,000	$0.42	$(722,000)	$(0.04)

Non-cash items impacting net income
Core and finished goods premium amortization	$3,086,000	$0.14	$2,725,000	$0.14
Revaluation - cores on customers’ shelves	785,000	0.03	489,000	0.03
Share-based compensation expenses	1,317,000	0.06	868,000	0.04
Foreign exchange impact of lease liabilities and forward contracts	1,487,000	0.07	(3,074,000)	(0.16)
Change in fair value of compound net derivative liability	(1,270,000)	(0.06)	2,520,000	0.13
Tax effect (a)	(1,351,000)	(0.06)	(882,000)	(0.05)
Total non-cash items impacting net income	$4,054,000	$0.18	$2,646,000	$0.14

Cash items impacting net income
Transition expenses and severance (b)	3,235,000	0.14	160,000	0.01
Net tariff costs paid for products sold before price increases were effective	-	-	4,607,000	0.24
Gain due to realignment of inventory at customer distribution centers	(6,547,000)	(0.29)	-	-
Tax effect (a)	828,000	0.04	(1,192,000)	(0.06)
Total cash items impacting net income	$(2,484,000)	$(0.11)	$3,575,000	$0.18

(a)	Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b)	For the three months ended March 31, 2026, consists of $2,571,000 impacting gross profit and $664,000 included in operating expenses.
For the three months ended March 31, 2025, consists of $160,000 included in operating expenses.

Items Impacting Net Income for the Twelve Months Ended March 31, 2026 and 2025	Exhibit 2

	Twelve Months Ended March 31,
	2026		2025
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$12,394,000	$0.62	$(19,470,000)	$(0.99)

Non-cash items impacting net income
Core and finished goods premium amortization	$11,901,000	$0.60	$10,738,000	$0.55
Revaluation - cores on customers’ shelves	3,590,000	0.18	2,805,000	0.14
Share-based compensation expenses	5,635,000	0.28	3,877,000	0.20
Foreign exchange impact of lease liabilities and forward contracts	(8,924,000)	(0.45)	15,892,000	0.81
Gain due to realignment of inventory at customer distribution centers	(643,000)	(0.03)	-	-
Change in fair value of compound net derivative liability	(1,130,000)	(0.06)	60,000	0.00
Tax effect (a)	(2,607,000)	(0.13)	(8,343,000)	(0.42)
Total non-cash items impacting net income	$7,822,000	$0.39	$25,029,000	$1.27

Cash items impacting net income
Transition expenses and severance (b)	3,632,000	0.18	4,598,000	0.23
Net tariff costs paid for products sold before price increases were effective	2,124,000	0.11	4,607,000	0.23
Gain due to realignment of inventory at customer distribution centers	(6,547,000)	(0.33)	-	-
Tax effect (a)	198,000	0.01	(2,301,000)	(0.12)
Total cash items impacting net income	$(593,000)	$(0.03)	$6,904,000	$0.35

(a)	Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b)	For the twelve months ended March 31, 2026, consists of $2,571,000 impacting gross profit and $1,061,000 included in operating expenses.
For the twelve months ended March 31, 2025, consists of $1,298,000 impacting gross profit and $3,300,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended March 31, 2026 and 2025	Exhibit 3

	Three Months Ended March 31,
	2026		2025
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$50,379,000	23.7%	$38,495,000	19.9%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$3,086,000	1.5%	$2,725,000	1.4%
Revaluation - cores on customers’ shelves	785,000	0.4%	489,000	0.3%
Total non-cash items impacting gross profit	$3,871,000	1.8%	$3,214,000	1.7%

Cash items impacting gross profit
Transition expenses and severance	2,571,000	1.2%	-	-
Net tariff costs paid for products sold before price increases were effective	-	-	4,607,000	2.4%
Gain due to realignment of inventory at customer distribution centers (a)	(6,547,000)	-0.9%	-	-
Total cash items impacting gross profit	$(3,976,000)	0.3%	$4,607,000	2.4%

(a)	gross margin reflecting impact to net sales and cost of goods sold

Items Impacting Gross Profit for the Twelve Months Ended March 31, 2026 and 2025	Exhibit 4

	Twelve Months Ended March 31,
	2026		2025
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$159,901,000	20.2%	$153,828,000	20.3%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$11,901,000	1.5%	$10,738,000	1.4%
Revaluation - cores on customers’ shelves	3,590,000	0.5%	2,805,000	0.4%
Gain due to realignment of inventory at customer distribution centers (a)	(643,000)	0.3%	-	-
Total non-cash items impacting gross profit	$14,848,000	2.3%	$13,543,000	1.8%

Cash items impacting gross profit
Transition expenses and severance	2,571,000	0.3%	1,298,000	0.2%
Net tariff costs paid for products sold before price increases were effective	2,124,000	0.3%	4,607,000	0.6%
Gain due to realignment of inventory at customer distribution centers (a)	(6,547,000)	-0.3%	-	-
Total cash items impacting gross profit	$(1,852,000)	0.3%	$5,905,000	0.8%

(a)	gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Twelve Months Ended March 31, 2026 and 2025	Exhibit 5

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
GAAP net income (loss)	$9,724,000	$(722,000)	$12,394,000	$(19,470,000)
Interest expense, net	10,284,000	12,546,000	46,696,000	55,550,000
Income tax expense	2,323,000	1,934,000	7,875,000	3,783,000
Depreciation and amortization	2,283,000	2,538,000	9,464,000	10,400,000
EBITDA	$24,614,000	$16,296,000	$76,429,000	$50,263,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$3,086,000	$2,725,000	$11,901,000	$10,738,000
Revaluation - cores on customers’ shelves	785,000	489,000	3,590,000	2,805,000
Share-based compensation expenses	1,317,000	868,000	5,635,000	3,877,000
Foreign exchange impact of lease liabilities and forward contracts	1,487,000	(3,074,000)	(8,924,000)	15,892,000
Gain due to realignment of inventory at customer distribution centers	-	-	(643,000)	-
Change in fair value of compound net derivative liability	(1,270,000)	2,520,000	(1,130,000)	60,000
Total non-cash items impacting EBITDA	$5,405,000	$3,528,000	$10,429,000	$33,372,000

Cash items impacting EBITDA
Transition expenses and severance	3,235,000	160,000	3,632,000	4,598,000
Net tariff costs paid for products sold before price increases were effective	-	4,607,000	2,124,000	4,607,000
Gain due to realignment of inventory at customer distribution centers	(6,547,000)	-	(6,547,000)	-
Total cash items impacting EBITDA	$(3,312,000)	$4,767,000	$(791,000)	$9,205,000

Items Impacting Operating Income for the Three and Twelve Months Ended March 31, 2026 and 2025	Exhibit 6

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
GAAP operating income	$21,061,000	$16,278,000	$65,835,000	$39,923,000

Non-cash items impacting operating income
Core and finished goods premium amortization	$3,086,000	$2,725,000	$11,901,000	$10,738,000
Revaluation - cores on customers’ shelves	785,000	489,000	3,590,000	2,805,000
Share-based compensation expenses	1,317,000	868,000	5,635,000	3,877,000
Foreign exchange impact of lease liabilities and forward contracts	1,487,000	(3,074,000)	(8,924,000)	15,892,000
Gain due to realignment of inventory at customer distribution centers	-	-	(643,000)	-
Total non-cash items impacting operating income	$6,675,000	$1,008,000	$11,559,000	$33,312,000

Cash items impacting operating income
Transition expenses and severance	3,235,000	160,000	3,632,000	4,598,000
Net tariff costs paid for products sold before price increases were effective	-	4,607,000	2,124,000	4,607,000
Gain due to realignment of inventory at customer distribution centers	(6,547,000)	-	(6,547,000)	-
Total cash items impacting operating income	$(3,312,000)	$4,767,000	$(791,000)	$9,205,000